Chart Industries Historical results in new segmentation, December 28, 2020 Exhibit 99.1

Non-GAAP Financial Information 2020 Chart Industries Investor Day THIS PRESENTATION CONTAINS NON-GAAP OR “ADJUSTED” FINANCIAL INFORMATION. FOR ADDITIONAL INFORMATION REGARDING THE COMPANY'S USE OF ADJUSTED FINANCIAL INFORMATION, AS WELL AS RECONCILIATIONS OF ADJUSTED FINANCIAL MEASURES TO THE MOST DIRECTLY COMPARABLE FINANCIAL MEASURES CALCULATED AND PRESENTED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES, PLEASE SEE APPENDIX A AT THE END OF THIS PRESENTATION.

Chart’s Transformation 2020 Development Agreement for LH2 automotive applications © 2020 Chart Industries, Inc. Confidential and Proprietary Completed master supply agreement Acquisition of cryogenic and H2 trailer business 30M Euro investment with commercial MOU Acquisition of water treatment business Investment in Canadian H2 integrator Acquisition of SES, carbon capture technology 2018 / 2019 Divestiture of cryobio product line to Cryoport for $320M cash Before 2018 THEN 2020 TODAY High customer concentration & low geographic diversity Heavy reliance on single large LNG projects Few long-term contracts in place Limited to no aftermarket, service and repair Disparate cost structures / silos High end-market (specialty) and geographic diversity (+India, Europe) Big LNG is a “nice to have” whereas before it was a “necessity” Multiple long-term agreements, MOUs in place Aftermarket parts, service and repair revenue continues to increase Centralized business services and agile, quick cost rationalization 2018: Acquires VRV 2018: Acquires Skaff Cryogenics 2018: Completes BAHX capacity expansion in La Crosse, WI 2018: Divestiture of oxygen concentrator business 2019: Acquisition of Air-X-Changers

Chart Offers Unique, Multi-Faceted ESG Products

Interlinkages of Clean Chart Products are Prominent 2020 Chart Industries Investor Day

Taking Advantage of Macro Tailwinds That are Similar for LNG, Hydrogen, Water, Carbon and Direct Air Capture Aggressive GHG and CO2 Reduction Goals Being Established Globally Population & Economic Growth Stimulus Funds Directed toward Green Energy & Water Activities Role of Corporate Sustainability Untraditional Players Entering These Markets Early Partnerships Yield Key Positioning In These Markets

Specialty Markets Driving Growth

1100M — Hydrogen

- H2 vehicle fueling stations, transport equipment and liquefaction storage at H2 production sites
- H2 storage and mobility equipment
- BAHX for H2 liquefaction

Drivers of Size Opportunity

- Buildout of hydrogen fueling infrastructure
- Development of "green hydrogen" economy
- Government stimulus packages
- Brand name fast followers

750M — Over The Road Trucking

- LNG as alternative fuel to diesel for heavy duty vehicles
- HLNG vehicle tanks for onboard heav- duty trucks
- HLH2 onboard tanks in development

Drivers of Size Opportunity

- Regulations in EU
- Reduced engine noise while addressing emission reduction

700M — Water Treatment

- Improving water quality and wastewater reuse utilize liquid oxygen and CO2 in purification process

Drivers of Size Opportunity

- Regulation on water treatment
- Population growth

500M — Food & Beverage

- Food preservation equipment
- Nitrogen dosing equipment

Drivers of Size Opportunity

- Nitro-beverage changeover
- National and global chains
- Brand name fast followers

600M — Carbon & Direct Air Capture

- Air cooled heat exchangers
- Storage tanks
- BAHX and cold boxes

Drivers of Size Opportunity

- Carbon emissions reductions targets
- CO2 supply shortage

250M — Cannabis

- Liquid CO2 storage and supply / delivery systems
- Used in grow houses, CBD oil extraction and packaging

Drivers of Size Opportunity

- Legalization of cannabis
- Regulatory approval for CBD.

200M — Molecules By Rail

- Gas By Rail tender cars approved for use

Drivers of Size Opportunity

- Legalization of LNG by rail in the U.S.
- Expected growth in EU

200M — Industrial Lasers

- High purity liquid nitrogen (gas assist) provides a faster cut and superior edge, free of impurities

Drivers of Size Opportunity

- Uptime requirements in manufacturing
- Reducing steps in production

200M — Space

- Cryogenic liquid propellants are used as fuel for rocket propulsion

Drivers of Size Opportunity

- Proliferation of private space travel industry

© 2020 Chart Industries, Inc. Confidential and Proprietary
7

Cryo Tank Solutions (“CTS”) Heat Transfer Systems (“HTS”) Global Commercial Team © 2020 Chart Industries, Inc. Confidential and Proprietary Repair, Service & Leasing (“RSL”) Air Cooled Heat Exchangers (ACHX), Brazed Aluminum Heat Exchangers (BAHX) Cold Boxes Nitrogen Rejection Units (NRU) Integrated systems High Efficiency Flow Fans Bulk and Micro Bulk Storage Tanks ISO Containers Packaged Gas Systems Fueling Stations Non-specialty mobile equipment Vaporizers Repair and service Aftermarket parts and maintenance Global Leasing Installations Full lifecycle Dosing equipment HLNG vehicle tanks LNG by Rail (Gas By Rail Offering) Hydrogen equipment Cannabis products FEMA Valves / FLOW Meters Specialty Products (“Specialty”) Global Engineering Team

Hierarchies in Reporting Segments All information contained in this presentation is unaudited Hierarchies when a product could be included in more than one segment Default segment is specialty products Second is repair, service, leasing Followed by HTS and CTS Example: hydrogen storage tank leased by customer Could be considered specialty (hydrogen), RSL (lease), or CTS (cryogenic storage tank) Will be reported in specialty because of hydrogen application Big LNG (i.e. Venture Global Calcasieu Pass) is and will be included in Heat Transfer Systems $23 million of revenue in fourth quarter 2019 $75 million of revenue year-to-date through September 30, 2020 Brazed aluminum heat exchanger (“BAHX”) quick shipments Reported in Repair, service, leasing as they are nearly all refurbishment or repair New external reporting segments go into effect for year-end 2020 (February 18, 2021 earnings call)

Cost of Goods and SG&A Nuances in New Segments Note gross margin includes assumptions between segmentation for manufacturing costs such as overhead, warranty, freight spread on a percentage basis, which on the following pages reflects lower than actual selling gross margin rates for specialty products and repair, service and leasing Selling gross margin for repair, service and leasing before absorption and cost allocation is 32% to 39% depending on mix Selling gross margin for Specialty Products before absorption and cost allocation is 36% to 41% depending on mix Shared SG&A expenses are allocated based on percent of total usage by segment; assumption based Currently engineering is included in segments (as shown in historical financials as well) Engineering split 70% SG&A and 30% cost of goods sold In 2021, both global commercial costs and the SG&A-related engineering costs will be reported in corporate SG&A

© 2020 Chart Industries, Inc. Confidential and Proprietary Re-segmented Financial Summary, Reported (1/2)

© 2020 Chart Industries, Inc. Confidential and Proprietary Re-segmented Financial Summary, Reported (2/2)

© 2020 Chart Industries, Inc. Confidential and Proprietary Re-segmented Financial Summary, Adjusted (1/2) Adjusted to exclude Restructuring, transaction-related and other one-time costs; see appendix A for details

© 2020 Chart Industries, Inc. Confidential and Proprietary Adjusted to exclude Restructuring, transaction-related and other one-time costs. See appendix A for details Re-segmented Financial Summary, Adjusted (2/2)

© 2020 Chart Industries, Inc. Confidential and Proprietary Appendix A: Reconciliation to Adjusted Financial Summary